UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 4, 2018

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36400 (Commission File Number)	46-5292553 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 4, 2018, the board of directors of Ashford Inc., a Maryland corporation (the “Company”), approved the form of Amended and Restated Indemnification Agreement (the “Indemnification Agreement”) to be entered into by the Company and each of its directors and officers (the “Indemnitees”) in connection with the 2016 reincorporation of the Company from Delaware to Maryland.

Under the Indemnification Agreement, the Company has agreed effective as of October 31, 2016, among other things, to indemnify each Indemnitee, under the circumstances and to the extent provided therein, to the maximum extent provided by Maryland law in effect from time to time, against judgments, penalties, fines, settlements and expenses in connection with any action, suit or other proceeding to which Indemnitee is, or is threatened to be made, a party by reason of such Indemnitee’s status as a director or officer of the Company or any predecessor thereof, including a proceeding by or in the right of the Company, and to advance to the Indemnitee all expenses incurred by the Indemnitee in connection with the foregoing.

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2018

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Chief Financial Officer